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                                                      Registration No. 33- 23617


                      SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

                                   AMENDMENT 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Material Technologies, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                       95-4622822
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

          Suite 707, 11661 San Vicente Boulevard, Los Angeles, CA 90049
               (Address of Principal Executive Offices) (Zip Code)

                  Material Technologies, Inc., 1998 Stock Plan
                            (Full title of the plan)

           Robert M. Bernstein, President, Material Technologies, Inc.
          Suite 707, 11661 San Vicente Boulevard, Los Angeles, CA 90049
                     (Name and address of agent for service)

                                 (310) 208-5589
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- -------------------- -------------------------
 Title of securities to be      Amount to be          Proposed maximum
        registered             registered (1)        offering price per
                                                         share (2)
---------------------------- -------------------- -------------------------
---------------------------- -------------------- -------------------------
 Material Technology, Inc.    1,000,000 SHARES            $2.1875
       Common Stock
---------------------------- -------------------- -------------------------
---------------------------------------------------------------------------


               -------------------------- ----------------------
                   Proposed maximum             Amount of
               aggregate offering price     registration fee

               -------------------------- ----------------------
               -------------------------- ----------------------
                      $2,187,500                 $608.13

               -------------------------- ----------------------
               -------------------------- ----------------------
                                   Total         $608.13
               -------------------------------------------------

(1) In addition, under Rule 416(a) of the Securities Act of 1933, as amended, this Registration statement also covers any additional securities issued in connection with a stock split or stock dividend on the registered securities.

(2) February 13, 2000, average bid and asked price for Material Technologies, Inc.'s common stock on the NASDAQ Bulletin Board in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended.


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                           MATERIAL TECHNOLOGIES, INC.

                  MATERIAL TECHNOLOGIES, INC., 1998 STOCK PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed below are hereby incorporated by reference into this registration statement, and all documents subsequently filed by Material Technologies, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents:

         (a) The contents of the S-8 Registration Statement for Material Technologies, Inc.'s 1998 Stock Plan filed on September 10, 1998.

         (b) The Company's Form 10Q for the quarter ended September 30, 1998.

         (c) The Company's Form 10K for the year ended December 31, 1998.

         (d) The Company's Form 10Q for the quarter ended March 31, 1999.

         (e) The Company's Form 10Q for the quarter ended June 30, 1999.

         (d) The Company's Form 10Q for the quarter ended September 30, 1999.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

ITEM 4.  DESCRIPTION OF SECURITIES.

1,000,000 Shares of the Company's Common Stock to be issued under the Company's 1998 Stock Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Ninth paragraph of the Company's  Articles of Incorporation and Article VII,
Section 3, of the Company's Bylaws permit the Company to indemnify its directors to the fullest extent of Delaware law or the law of any other jurisdiction that may be applicable.

Section 14 of the Delaware General Corporation Law permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



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A  corporation  also  may  indemnify  any  person  who was or is a  party  or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claims, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ITEM 8.  EXHIBITS.

             Exhibit No.                          Description

                  4               Material Technologies, Inc.'s 1998 Stock Plan
                                  Incorporated by Reference the S-8 Registration
                                  Statement for Material Technologies, Inc.'s
                                  1998 Stock Plan filed on September 10, 1998.
                  5               Opinion of Counsel
                23(a)             Consent of Counsel

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)(1)(iii) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(a)(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;



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(b) That, for purposes of determining  any liability  under the Securities  Act, each filing of the  registrant's  annual  report  pursuant  to Section  13(a) or
Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 22nd day of July, 1998.

                           MATERIAL TECHNOLOGIES, INC.


                             By: Robert M. Bernstein
                         Robert M. Bernstein, President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:                                   /s/ Robert M. Bernstein
                                             -----------------------
Name and Title:                                 Robert M. Bernstein,
                                            Principal Executive Officer,
                                            Principal Financial Officer,
                                            Principal Accounting Officer

Date:                                            February 14, 2000

Signature:                                   /s/ Joel Freedman
                                             -----------------------
Name and Title:                                  Joel Freedman
                                             Director and Secretary

Date:                                            February 14, 2000




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                                INDEX TO EXHIBITS

------------------- --------------------------------------------- --------------
   Exhibit No.                      Description                       Page No.
------------------- --------------------------------------------- --------------
------------------- --------------------------------------------- --------------
        4           Material Technologies, Inc.'s 1998 Stock Plan
                    Incorporated by Reference the S-8 Registration
                    Statement for Material Technologies, Inc.'s
                    1998 Stock Plan filed on September 10, 1998.
------------------- --------------------------------------------- --------------
------------------- --------------------------------------------- --------------
        5           Opinion of Counsel                                  6
------------------- --------------------------------------------- --------------
------------------- --------------------------------------------- --------------
      23(a)         Consent of Counsel                                  8
------------------- --------------------------------------------- --------------




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